UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: January 11, 2023
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

Oregon	001-34624	93-1261319
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5885 Meadows Road, Suite 400
Lake Oswego, Oregon 97035
(address of Principal Executive Offices)(Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock	UMPQ	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 7.01	Regulation FD Disclosure

On January 11, 2023, Umpqua Holdings Corporation announced that it will conduct a quarterly earnings conference call on Tuesday, January 24, 2022, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter 2022 financial results. The press release announcing the conference call information is attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events

On January 11, 2023, Umpqua Holdings Corporation announced that its Board of Directors approved a quarterly cash dividend of $0.21 per common share. The dividend is payable on February 6, 2023, to shareholders of record as of January 23, 2023.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
99.1 Press Release Announcing Dividend and Quarterly Earnings Conference Call
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: January 11, 2023	By:/s/ Andrew H. Ognall Andrew H. Ognall Executive Vice President, General Counsel and Secretary